UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On May 18, 2010, Reddy Ice Holdings, Inc. (“Reddy Ice” or the “Company”) issued a press release announcing that on May 14, 2010, Reddy Ice received notification from the New York Stock Exchange (“NYSE”) that the Company is now considered a “company back in compliance” under the NYSE’s continued listing standards.  Further, the NYSE has removed Reddy Ice from its “Watch List.” Reddy Ice’s reinstatement to listing compliance is due to the Company’s consistent and positive performance measured against a business plan submitted to the NYSE, as well as compliance with the Exchange’s minimum market capitalization standard.  The Company will be subject to a 12-month follow-up period to ensure that it remains in compliance with the NYSE’s continued listing standards, as well as being subject to its normal monitoring procedures

The information furnished in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release dated May 18, 2010.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010

REDDY ICE HOLDINGS, INC.

	By:	/s/ Steven J. Janusek
		Name:	Steven J. Janusek
		Title:	Chief Financial and Accounting Officer

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